UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 14, 2013

Burlington Coat Factory Investments Holdings, Inc.

(Exact Name of Registrant As Specified In Charter)

Delaware	333-137916-110	20-4663833
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1830 Route 130 North

Burlington, New Jersey 08016

(Address of Principal Executive Offices, including Zip Code)

(609) 387-7800

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Term Loan Amendment

On February 15, 2013, Burlington Coat Factory Warehouse Corporation (“BCFWC”), a direct, wholly-owned subsidiary of Burlington Coat Factory Investments Holdings, Inc. (the “Company”), entered into Amendment No. 2 to its $1,000 million original principal amount senior secured term loan facility with JPMorgan Chase Bank, N.A. as administrative agent. The amendment creates a restricted payments basket of $25 million and permits BCFWC to use the “available amount” to make restricted payments (which basket includes retained excess cash flow (in an amount not to exceed 50% of BCFWS’s consolidated net income (as defined in the existing senior notes) since the second quarter of fiscal 2011), in each case so long as certain conditions are satisfied.

Amended and Restated Advisory Agreement

On February 14, 2013, Burlington Holdings, Inc., Burlington Coat Factory Holdings, Inc., BCFWC and Bain Capital Partners, LLC entered into an Amended and Restated Advisory Agreement, which amended the Advisory Agreement, dated April 13, 2006, by and among BCFWC, Burlington Coat Factory Holdings, Inc. and Bain Capital Partners, LLC, to add Burlington Holdings, Inc. as a party thereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 with respect to the Term Loan Amendment is incorporated herein by reference.

Item 8.01	Other Events.

Senior Notes Offering

On February 14, 2013, Burlington Holdings, LLC (“Holdings, LLC”), the indirect parent company of the Company, and Burlington Holdings Finance, Inc., the wholly-owned subsidiary of Holdings, LLC (collectively, the “Issuers”) entered into a purchase agreement (the “Purchase Agreement”) with Goldman, Sachs & Co., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC (collectively, the “Initial Purchasers”) relating to the issuance and sale of $350 million aggregate principal amount of the Issuers’ 9.00%/9.75% Senior Notes due 2018 at an issue price of 98.000% (the “Notes”).

Interest is payable on the Notes on each February 15 and August 15, commencing August 15, 2013. The first interest payment on the Notes will be payable in cash. For each interest period thereafter, the Issuers will be required to pay interest on the Notes entirely in cash, unless certain conditions are satisfied, in which case the Issuers will be entitled to pay, to the extent described in the Indenture, interest on the Notes by increasing the principal amount of the Notes or by issuing new notes. Cash interest on the Notes will accrue at the rate of 9.00% per annum. PIK interest on the Notes will accrue at the rate of 9.75% per annum.

On February 20, 2013, the Issuers completed the offering of the Notes by issuing the Notes in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A and to persons outside of the United States pursuant to Regulation S under the Securities Act.

The Notes were issued pursuant to an indenture, dated February 20, 2013 (the “Indenture”), among the Issuers and Wilmington Trust, National Association. The Notes are senior unsecured obligations of the Issuers, and the Issuers are not obligors or guarantors under BCFWC’s existing senior secured credit facilities or indenture.

The Issuers may redeem some or all of the Notes at any time prior to February 15, 2014 at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, and an applicable make-whole premium. On or after February 15, 2014, the Issuers may redeem some or all of the Notes at redemption prices set forth in the Indenture. In addition, at any time prior to February 15, 2014, the Issuers may redeem any or all of the Notes, at a redemption price of 102% of the principal amount thereof, plus accrued and unpaid interest thereon, with the net cash proceeds of certain equity offerings.

The Purchase Agreement contains customary representations, warranties and agreements by the Issuers. In addition, the Issuers have agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Initial Purchasers may be required to make in respect of those liabilities. Furthermore, the Issuers have agreed with the Initial Purchasers not to offer or sell any debt securities issued or guaranteed by the Issuers for a period of 90 days after the date of the Purchase Agreement without the prior written consent of Goldman, Sachs & Co.

The Indenture contains covenants that, among other things, restrict the ability of the Issuers and certain of their subsidiaries to: incur, assume or guarantee additional indebtedness; pay dividends or redeem or repurchase capital stock; make other restricted payments; incur liens; redeem debt that is junior in right of payment to the Notes; sell or otherwise dispose of assets, including capital stock of subsidiaries; enter into mergers or consolidations; and enter into transactions with affiliates. These covenants are subject to a number of important exceptions and qualifications. In addition, in certain circumstances, if the Issuers sell assets or experience certain changes of control, they must offer to purchase the Notes.

The Issuers used the net proceeds from the offering of the Notes to pay a special cash dividend of approximately $336 million in the aggregate to Holdings, LLC’s sole member, Burlington Holdings, Inc., which in turn distributed the proceeds to its stockholders.

New Stockholders Agreement

On February 14, 2013, Burlington Coat Factory Holdings, Inc. (“Holdings”), Bain Capital Integral Investors, LLC, Bain Capital Fund IX, LLC, BCIP Associates-G and BCIP TCV, LLC entered into a Termination Agreement, pursuant to which the Stockholders Agreement among each of them and the other stockholders of Holdings, dated as of April 13, 2006 (the “Prior Stockholders Agreement”) was terminated. On February 14, 2013, Burlington Holdings, Inc. and the investors and managers from time to time party thereto, entered into a Stockholders Agreement (the “New Stockholders Agreement”). The terms of the New Stockholders Agreement are substantially similar to the terms of the Prior Stockholders Agreement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment No. 2, dated February 15, 2013, by and among Burlington Coat Factory Warehouse Corporation, the facility guarantors signatory thereto, each lender party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON COAT FACTORY INVESTMENTS HOLDINGS, INC.

/s/ Robert L. LaPenta, Jr.
Robert L. LaPenta, Jr.
Vice President and Treasurer

Date: February 21, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 2, dated February 15, 2013, by and among Burlington Coat Factory Warehouse Corporation, the facility guarantors signatory thereto, each lender party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.